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                                                                     EXHIBIT 21


                                SUBSIDIARIES OF
                           HILTON HOTELS CORPORATION

                                                     STATE OR COUNTRY
A. WHOLLY-OWNED SUBSIDIARIES                         OF INCORPORATION
   -------------------------                         ----------------
BAC 1-11 Corporation                                    Nevada
Benco, Inc.                                             Nevada
Conrad (Indonesia) Corporation (2) (5)                  Nevada
Conrad International Hotels (Brussels) SA/NV (5)        Belgium
Conrad International Hotels Corporation (3)             Nevada
Conrad International Hotels (HK) Ltd. (5)               Hong Kong
Conrad International Hotels Limited (2) (6)             Ireland
Conrad International Investment Corporation (3)         Nevada
Conrad (New Zealand) Corporation (5)                    Nevada
Conrad Royalty Corporation (3)                          Nevada
Destination Resorts, Inc.                               Arizona
Flamingo Hilton Corporation (4)                         Nevada
Flamingo Hilton-Laughlin, Inc. (7)                      Nevada
Flamingo Hilton - Reno, Inc. (4)                        Nevada
Hapeville Investors, Inc.                               Delaware
Hilton Baton Rouge Corporation (4)                      Louisiana
Hilton Employee Relief Fund                             California
Hilton Equipment Corporation                            Delaware
Hilton Hawaii Corporation                               Delaware
Hilton Hotels Partners I, Inc.                          Delaware
Hilton Hotels Partners II, Inc.                         Delaware
Hilton Hotels U.S.A., Inc.                              Delaware
Hilton Inns, Inc.                                       Delaware
Hilton Insurance Corporation                            Vermont
Hilton Gaming Corporation                               Nevada
Hilton Kansas City Corporation (4)                      Missouri
Hilton Michigan City Corporation (4)                    Indiana
Hilton New Jersey Corporation (2)                       New Jersey
Hilton New Orleans Corporation (4)                      Louisiana
Hilton Pennsylvania Hotel Corporation                   Delaware
Hilton Recreation, Inc.                                 Delaware
Hilton Resorts Corporation                              Delaware
Hilton RPS, Inc.                                        Illinois
Hilton San Diego Corporation                            California
Hilton Suites, Inc.                                     Delaware
Hilton Supersports, Inc. (4)                            Nevada

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
                                                     STATE OR COUNTRY
A. WHOLLY-OWNED SUBSIDIARIES                         OF INCORPORATION
   -------------------------                         ----------------
  (CONTINUED)
Hilton Systems, Inc.                                    Nevada
Hilton Washington Corporation                           New York
Hotels Statler Company, Inc.                            Delaware
Kenner Investors, Inc.                                  Delaware
Las Vegas Hilton Corporation (4)                        Nevada
Lebanco, Inc. (1)                                       Nevada
The Palmer House Hilton Hotel Company (2)               Illinois
Reno Hilton Resort Corporation (4)                      Nevada
Stevens Hotel Corporation (2)                           Illinois
The Beverly Hilton Corporation (2)                      California
The Hotel Waldorf-Astoria Corporation (2)               New York
The New Yorker Hotel Corporation (2)                    New York

__________________

(1) Indirect ownership. Wholly-owned by Benco, Inc., which is wholly-owned by Hilton Hotels Corporation.

(2)  Nameholding companies.

(3) Indirect ownership. Wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(4) Indirect ownership. Wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(5) Indirect ownership. Wholly-owned by Conrad International Hotels Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(6) Indirect ownership. Wholly-owned by Conrad Royalty Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(7) Indirect ownership. Wholly-owned by Flamingo Hilton Corporation, which is wholly-owned by Hilton Nevada Corporation, which is wholly-owned by Hilton Hotels Corporation.

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
                                          PERCENT          STATE OF
B. PARTIALLY-OWNED SUBSIDIARIES          OWNERSHIP      INCORPORATION
   ----------------------------          ---------      -------------
Attiki Casinos, H.S.A.                   50%             Greece
Casino Investment Limited                50%             New Zealand
Compass Computer Services, Inc.          50%             Delaware
Earlsfort Centre Hotel Proprietors
  Limited                                14.7%           Ireland
Hilton Service Corporation               51%             Delaware
Grand Vacations Realty, Inc.             50%             Delaware
Greenroll Limited                        30%             Hong Kong
Jupiters Management Limited              66.6%           Australia
Jupiters Limited                         19.9640%        Australia
Seven Hills International Hotel,
  Tourism and Trade, A.S.                25%             Turkey
  (Yeditepe Beynelmilel Otelcilik
  Turizm Ve Ticaret Anonim Sirketi
  ("Seven Hills")
Windsor Casino Ltd.                      33%             Canada



C. AFFILIATES
   ----------
        The following are special purpose corporations formed in connection with the operation of beverage service at particular hotels. Hilton Hotels Corporation does not directly own the shares of these corporations.

                                                           STATE OF
  NAME OF CORPORATION                                   INCORPORATION
  -------------------                                   -------------
Hilton Beverage Corporation                               Louisiana
New Orleans Hilton Beverage Corporation                   Louisiana

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